Exhibit 10(xxxiii)(3)

AMENDMENT NO. 3 TO

CAPITAL SUPPORT AGREEMENT

This Amendment No. 3 (the “Amendment”) to the Capital Support Agreement, is made as of the 24th day of February 2009, by and between NORTHERN TRUST CORPORATION (the “Support Provider”) and NORTHERN INSTITUTIONAL FUNDS (the “Trust”), on behalf of its series the Prime Obligations Portfolio (the “Fund”).

WHEREAS, the parties have entered into a Capital Support Agreement (the “Agreement”), dated as of February 21, 2008 and amended the Agreement on July 15, 2008 and September 29, 2008; and

WHEREAS, the parties desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Unless otherwise expressly provided herein, capitalized terms shall have the meanings assigned to them in the Agreement.

2. Section 1(c) is hereby deleted in its entirety and replaced as set forth below:

(c) “Contribution Event” means, with respect to any Eligible Note held by the Fund, any of the following occurrences:

(i)	Any sale of the Eligible Note by the Fund for cash in an amount, after deduction of any commissions or similar transaction costs, less than the Amortized Cost Value (including any interest accrued by the Fund and unpaid) of the Eligible Note sold as of the date of settlement;

(ii)	Receipt of final payment on the Eligible Note in an amount less than the Amortized Cost Value (including any interest accrued by the Fund and unpaid) of that Eligible Note as of the date such payment is received;

(iii)	Issuance of orders by a court having jurisdiction over the matter discharging the Issuer from liability for the Eligible Note and providing for payments on that Eligible Note in an amount less than the Amortized Cost Value (including any interest accrued by the Fund and unpaid) of that Eligible Note as of the date such payment is received;

(iv)	Receipt on or after April 1, 2009 of any Replacement Notes that are Eligible Notes and that have an Amortized Cost Value that is less than the Amortized Cost Value (including any interest accrued by the Fund and unpaid) of the Notes on the date that the Fund receives the Replacement Notes; provided, however, that such a receipt of Replacement Notes shall not be a Contribution Event if:

(x)	the Board of Trustees of the Fund determines, after considering all options available to the Fund in the applicable exchange offer, debt restructuring, reorganization or similar transaction, that no option other than receipt of such Replacement Notes would be in the best interests of the Fund, in light of the Board’s fiduciary duties to the Fund under applicable law; and

(y)	the Fund notifies the Division of Investment Management of the option selected; and

(z)	record of the reasons for the Board’s determination is maintained in the relevant Board minutes and such minutes are made available to the U.S. Securities and Exchange Commission for inspection; or

(v)	Receipt of any Replacement Notes that are or become “Eligible Securities,” as defined in paragraph (a)(10) of Rule 2a-7, and that have an Amortized Cost Value that is less than the Amortized Cost Value (including any interest accrued by the Fund and unpaid) of the Notes on the date that the Fund receives the Replacement Notes.

“Replacement Notes” are securities or other instruments received in exchange for, or as a replacement of, the Notes, as a result of an exchange offer, debt restructuring, reorganization or similar transaction pursuant to which the Notes, are exchanged for, or replaced with, new securities of the Issuer or a third party.

The excess of the Amortized Cost Value of the Eligible Notes subject to a Contribution Event over the amount received by the Fund in connection with such Contribution Event shall constitute the “Loss” on such Eligible Notes.

3. Section 3(c)(iii) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

(iii) 5:00 p.m. Eastern Time on November 6, 2009.

4. Section 6(e) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

(e) No amendment, change, waiver or discharge hereof shall be valid unless in writing and signed by the Support Provider and the Trust, on behalf of the Fund and notice of such amendment is provided to the staff of the U.S. Securities and Exchange Commission (the “Commission”); provided that, in no event shall any amendment, change, waiver or discharge hereof extend the date set forth in Section 3(c)(iii), unless the parties hereto have obtained the prior approval of the staff of the Commission.

IN WITNESS WHEREOF, the parties caused this Amendment No. 3 to the Capital Support Agreement to be executed.

NORTHERN TRUST CORPORATION

By:	/s/ William R. Dodds, Jr.
Name:	William R. Dodds, Jr.
Title:	Treasurer

ADDRESS FOR NOTICES:
50 S. LaSalle St.
Chicago, IL 60603
Attn:	William R. Dodds, Jr.

NORTHERN INSTITUTIONAL FUNDS FOR AND ON BEHALF OF ITS PRIME OBLIGATIONS PORTFOLIO

By:	/s/ Lloyd A. Wennlund
Name:	Lloyd A. Wennlund
Title:	President

ADDRESS FOR NOTICES:
50 S. LaSalle St.
Chicago, IL 60603
Attn:	Lloyd A. Wennlund

3